Exhibit A10.90


  CENTRAL VERMONT PUBLIC SERVICE CORPORATION

  PERFORMANCE SHARE INCENTIVE PLAN


  Effective January 1, 1999



  May 1999

  CENTRAL VERMONT PUBLIC SERVICE CORPORATION

  PERFORMANCE SHARE INCENTIVE PLAN

  TABLE OF CONTENTS


                                                         Section
  ARTICLE I          PURPOSE


  ARTICLE II         DEFINITIONS

                     "Account"                            2.1
                     "Award"                              2.2
                     "Board"                              2.3
                     "Change of Control"                  2.4
                     "Code"                               2.5
                     "Committee"                          2.6
                     "Common Stock" or "Stock"            2.7
                     "Comparison Group"                   2.8
                     "Dividend Equivalent"                2.9
                     "Effective Date"                     2.10
                     "Employer"                           2.11
                     "Exchange Act"                       2.12
                     "Fair Market Value"                  2.13
                     "Participant"                        2.14
                     "Performance Cycle"                  2.15
                     "PeRS"                               2.16
                     "Plan"                               2.17
                     "Pro Rata Portion"                   2.18
                     "Stock Unit"                         2.19
                     "Target PeRS"                        2.20
                     "Termination of Employment"          2.21
                     "Total Shareholder Return"           2.22


  ARTICLE III        DETERMINATION OF PERFORMANCE SHARES

                                                           3.1
                     Maximum Shares Granted                3.2
                     Adjustment of and Changes in Stock    3.3


  ARTICLE IV         PAYMENT OF GRANTS

                     Performance Awards                    4.1
                     Accounts                              4.2
                     Payment of Account                    4.3


  ARTICLE V          TERMINATION OF EMPLOYMENT

                     Termination Prior to Completion of
                      Performance Cycle                    5.1
                     Change of Control                     5.2


  ARTICLE VI         ADMINISTRATION

                     Committee                             6.1
                     Amendment and Termination             6.2


  ARTICLE VII        GENERAL PROVISIONS

                     Payments to Minors and Incompetents    7.1
                     No Contract                            7.2
                     Use of Masculine and Feminine;
                      Singular and Plural                   7.3
                     Non-Alienation of Benefits             7.4
                     Income Tax Withholding                 7.5
                     Continuation of Plan                   7.6
                     Governing Law                          7.7
                     Captions                               7.8
                     Severability                           7.9

  ARTICLE I

  PURPOSE


  Effective January 1, 1999, Central Vermont Public Service Corporation (the "Employer") has established The Central Vermont Public Service Corporation Performance Share Plan (the "Plan") in order to strengthen the ability of the Employer to attract and retain talented executives and to promote the long-term growth and profitability of the Employer by linking a significant element of executives' compensation opportunity to the performance of the Employer (relative to an established peer group) over an extended period of time.


  ARTICLE II

  DEFINITIONS

  2.1 "Account" means the bookkeeping account established for the Participant under Section 4.2.

  2.2 "Award" means any payment or settlement in respect of a grant of Common Stock or cash or any combination thereof in accordance with Section 4.1.

  2.3 "Board" means the Board of Directors of Central Vermont
  Public Service Corporation.

  2.4 "Change of Control" means (a), (b) or (c) below:
  (a) The acquisition, directly or indirectly, of securities of the Employer representing 20% or more of the combined voting power of the Employer's then outstanding securities by any third person including a "Group" as that term is used in
  Section 13(d)(3) of the Exchange Act; or

  (b) A change in the membership of the Board over a period of two consecutive years in which the members of the Board at the beginning of the period cease for any reason to be at least two-thirds of the Board at the end of the period provided, however, that this section does not apply if the nomination of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

  (c) The acquisition by a third person either directly or indirectly, of the right to own, control or hold with power to vote 10% or more of the outstanding voting securities of the Employer, if immediately subsequent to the acquisition of the Employer's voting securities by such third person:

  (i) such third person shall be a "public utility holding company" within the meaning of the Public Utility Trading
  Company Act of 1935 (the "1935 Act"), whether or not exempt from registration thereunder, or

  (ii) the Employer shall be in danger of losing its exemption under the 1935 Act or shall otherwise be required to register under the 1935 Act.

  2.5 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and pertinent regulations issued thereunder.
  Reference to any section of the Code shall include any successor provision thereto.

  2.6 "Committee" means the Compensation Committee appointed by the Board to administer this Plan. The Committee shall be comprised of at least 3 members who qualify as "non-employee directors" within the meaning of Rule 16B-3 promulgated under the Exchange Act.

  2.7 "Common Stock" or "Stock" means the common stock of the Employer.

  2.8 "Comparison Group" means the peer group of companies designated by the Committee as the Comparison Group relative to a given Performance Cycle, as described in Section 3.1(c)

  2.9 "Dividend Equivalent" means credits in respect of each PeRS (as defined in section 2.16) or other Stock Unit representing an amount equal to the dividends or distributions declared and paid on a share of Common Stock.

  2.10 "Effective Date" means January 1, 1999, the effective date of this Plan.

  2.11 "Employer" means Central Vermont Public Service
  Corporation, its subsidiaries and affiliates, and its successor or successors.

  2.12 "Exchange Act" means the Securities Exchange Act of
  1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

  2.13 "Fair Market Value" means the average of the high and low quoted selling price for a share of Common Stock of the Company on the applicable date as quoted on the New York Stock Exchange ("NYSE") in the Eastern Edition of the Wall Street Journal or in a similarly readily available public source on such date. If such date shall not be a business day, then the next preceding day which shall be a business day, or if no sale takes place, then the average of the bid and asked prices on such date.

  2.14 "Participant" means an employee of the Employer who is selected by the Board to participate in this Plan.

  2.15 "Performance Cycle" means the period over which PeRS designated in respect of the Performance Cycle potentially may be earned. Performance Cycles will be three-year periods extending from January 1 of the initial year through December 31 of the third year in the Performance Cycle. Performance Cycles generally will begin each year, and therefore will overlap with one another.

  2.16 "PeRS" means Stock Units which are potentially earnable by a Participant hereunder upon achievement of specific levels of Total Shareholder Return as compared to a Comparison Group or other performance goals. The term is an acronym for "performance-based restricted Stock Units".

  2.17 "Plan" means the Central Vermont Public Service Corporation Performance Share Incentive Plan, as set forth herein, as may be amended from time to time. Shares for this plan were approved by shareholders on May 6, 1997 as the Restricted Stock Plan for Non-Employee Directors and Key Employees.

  2.18 "Pro Rata Portion" means a portion of a specified number of PeRS relating to a given Performance Cycle determined by multiplying such number of PeRS by a fraction the numerator of which is the number of calendar days from the beginning of the Performance Cycle to the date of Participant's Termination of Employment and the denominator of which is the number of calendar days in the Performance Cycle (subject to adjustment under Section 3.3).

  2.19 "Stock Unit" is a bookkeeping unit which represents a right to receive one share of Common Stock upon settlement, together with a right to accrual of additional Stock Units as a result of Dividend Equivalents, subject to the terms and conditions of this Plan. Stock Units are arbitrary accounting measures created and used solely for purposes of this Plan, and do not represent ownership rights in the Employer, shares of Common Stock, or any asset of the Employer.

  2.20 "Target PeRS" means a number of PeRS designated as a target number that may be earned by a Participant in respect to a given Performance Cycle plus the number of PeRS resulting directly or indirectly from Dividend Equivalents on the originally designated number of Target PeRS.

  2.21 "Termination of Employment" means the Participant's termination of employment with the Employer.

  2.22 "Total Shareholder Return" means the amount, expressed as a percentage, of market price appreciation or depreciation of a share of common stock plus dividends on a share of Common Stock or on the common stock of a company in the Comparison Group (in both cases excluding extraordinary dividends), assuming dividend reinvestment at the dividend payment date, for the specified 3-year period.


  ARTICLE III

  DETERMINATION OF PERFORMANCE SHARES


  3.1(a)Designation of PeRS and Related Terms. Not later than 90 days after the beginning of a Performance Cycle, the Committee shall: (i) select employees to participate in the Performance Cycle; (ii) designate, for each such employee Participant, the Target PeRS number such Participant shall have the opportunity to earn in such Performance Cycle; (iii) specify the duration of the Performance Cycle; and (iv) specify a table, grid or formula that sets forth the amount of PeRS that will be earned corresponding to the percentile rank of the Company's average Total Shareholder Return for the three years ending on the last day of the Performance Cycle as compared to the unweighted average Total Shareholder Return of the Comparison Group for the three years ending on the last day of the Performance Cycle. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of PeRS to a Participant, notwithstanding the achievement of a specified performance condition.

  (b)The provisions of 3.1(a)notwithstanding, at any time during a Performance Cycle, the Committee may select a new employee or a newly promoted employee who was not currently participating in the Performance Cycle to participate in the Performance Cycle and designate, for any such employee Participant, the number of PeRS or additional PeRS such Participant shall have the opportunity to earn in such Performance Cycle; provided, however, that such designation must be effective at least six months before the stated end date of the Performance Cycle. In determining the number of Target PeRS to be designated under this paragraph (b), the Committee may take into account the portion of the Performance Cycle already elapsed, the performance achieved during such elapsed portion of the Performance Cycle, and such other considerations as the Committee may deem relevant. The Committee shall also determine whether any calculation of the Pro Rata Portion for such Participant shall be adjusted to include or exclude periods prior to the Participant's employment in the numerator or denominator used in calculating such amount.

  (c)Comparison Group. The Comparison Group for each Performance Cycle shall be designated by the Committee, provided that, if the Committee does not designate a new Comparison Group for any Performance Cycle, the Comparison Group shall be that most recently designated by the Committee. The Comparison Group for the Performance Cycle beginning in 1999 shall be as set forth in Exhibit B to this Plan. In the event a merger, acquisition, or other extraordinary corporate event affects a company included in the Comparison Group, and if as a result in the Committee's judgment such event causes Total Shareholder Return for such company not to be comparable with periods prior to the event or otherwise necessitates a change or adjustment to ensure continued comparability, the Committee shall make such adjustments, including substituting another company in place of the affected company, in order to maintain the comparability of results of the Comparison Group.

  (d)Determination of Number of Earned PeRS. Not later than 120 days after the end of each Performance Cycle, the Committee shall determine the extent to which the performance goals for the earning of PeRS were achieved during such Performance Cycle and the number of PeRS (or, the "Award") earned by each Participant with respect to such Performance Cycle. The Committee shall make written determinations that the performance goals and any other material terms relating to the earning of PeRS were in fact satisfied.


  3.2 Maximum Shares Granted. Subject to adjustment as provided in 3.3 below, the maximum number of shares of Common Stock which may be granted to all Participants under this Plan during the term of the Plan shall be limited to 70,000 in accordance with the maximum number of shares authorized by shareholders in the Restricted Stock Plan for Non-Employee Directors and Key Employees approved by shareholders on May 6, 1997. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Employer. No fractional share of the Common Stock shall be issued under the Plan. Awards of fractional shares of the Common Stock, if any, shall be settled in cash.


  3.3 Adjustment of and Changes in Stock. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other similar corporate transaction, or any distributions to common shareholders other than regular cash dividends, the Committee may make such substitution or adjustment, if any, as it deems to be equitable, as to the number or kind of shares of Common Stock, PeRS, and/or other securities issued, reserved or granted for any purpose under this Plan.


  ARTICLE IV

  PAYMENT OF GRANTS


  4.1 Performance Awards. Subject to the applicable provisions of Article III, each Participant shall be entitled to receive an Award of Common Stock in an amount equal to the aggregate Fair Market Value of the PeRS earned in respect of a Performance Cycle. Participants shall be immediately vested in such Award as of the date it is granted.

  4.2 Accounts. The Committee shall maintain a bookkeeping Account for each Participant reflecting the number of PeRS credited to the Participant hereunder. The Account may include subaccounts or other designations as the Committee may deem appropriate.

  4.3 Payment of Account. Payment of an Account may be made in shares of Common Stock, in cash equal to the Fair Market Value of the shares on the date as of which payment is made, or in any combination of Common Stock and cash, and at such time or times as the Committee, in its discretion, shall determine. The intent is to grant the payment in shares of common stock subject to sections 3.3 and 7.5 of this plan.


  The Committee may, whether at the time of grant or at any time thereafter prior to payment or settlement, permit (subject to such conditions as the Committee may from time to time establish in order to provide for matters such as the effective deferral of taxation) a Participant to elect to defer receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is elected by the Participant with the permission of the Committee, the Committee shall establish rules and procedures for such payment deferrals. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of Dividend Equivalents in respect of deferred amounts credited in Common Stock Units. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established, by the Committee.


  ARTICLE V

  TERMINATION OF EMPLOYMENT


  5.1 Termination Prior to Completion of Performance Cycle.

  (a)Upon a Participant's Termination of Employment with the Employer prior to completion of a Performance Cycle all unearned PeRS relating to such Performance Cycle shall cease to be earnable and shall be cancelled, and Participant shall have no further rights or opportunities hereunder.

  (b)Disability, Death, or Retirement. If Termination of Employment is due to the death or the Disability or Retirement (as such terms are defined under the provisions of The Pension Plan of Central Vermont Public Service Corporation and Its Subsidiaries, i.e., the "Pension Plan") of the Participant, the Participant or his beneficiary (as designated for purposes of the Pension Plan) shall be deemed to have earned and shall be entitled to receive settlement of the Pro Rata Portion of the PeRS relating to the Performance Cycles in effect at the date of termination, at the time and to the extent such PeRS would otherwise have been earned and settled, in accordance with Article IV if the individual had not terminated until after the close of the Performance Cycles. Notwithstanding the foregoing, in the event that such Termination of Employment is effective as of the last day of a calendar year, the Participant shall only be entitled to earn the aforementioned PeRS, as otherwise determined in this paragraph (b), upon approval of the Board.


  If the Participant has timely filed an irrevocable election to defer settlement of PeRS following a termination of employment, such earned PeRS shall be settled in accordance with such deferral election. Other PeRS relating to the Performance Cycles in effect at the date of such termination will cease to be earnable and will be cancelled.


  5.2 Upon a Participant's Termination of Employment that occurs as a result of a Termination Event (as such term is defined in The Central Vermont Public Service Corporation Officers' Supplemental Retirement and Deferred Compensation Plan) following a Change in Control, the Participant shall be deemed to have earned and shall be entitled to receive, in accordance with the applicable provisions of the Plan, the Pro Rata Portion of the PeRS relating to Performance Cycles in effect as of the Change in Control. Other PeRS relating to the Performance Cycles will cease to be earnable and will be cancelled.


  ARTICLE VI

  ADMINISTRATION


  6.1 Committee. This Plan shall be administered by the Board through the Compensation Committee. The Committee shall have full discretion to interpret and administer the Plan and its decision in any matter involving the interpretation and application of this Plan shall be final and binding on all parties. The Committee may delegate to one or more of its members or to any Officer or Officers of the Company such administrative duties under the Plan as the Committee may deem advisable.

  6.2 Amendment and Termination. The Compensation Committee reserves the right to amend, modify, suspend or terminate this Plan in whole or in part at any time by action of the Board. However, no such amendment may alter the maximum number of shares specified in Section 3.2 without shareholder approval.


  ARTICLE VII

  GENERAL PROVISIONS


  7.1 Payments to Minors and Incompetents. If any Participant, spouse or beneficiary entitled to receive any benefits hereunder is a minor or is deemed by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they will be paid to such person or institution as the Committee may designate or to the duly appointed guardian. Such payment shall, to the extent made, be deemed a complete discharge of any such payment under the Plan.

  7.2 No Contract. This Plan shall not be deemed a contract of employment with any Participant, nor shall any provision hereof affect the right of the Employer to terminate a Participant's employment.

  7.3 Use of Masculine and Feminine; Singular and Plural.
  Wherever used in this Plan, the masculine gender will include the feminine gender and the singular will include the plural, unless the context indicates otherwise.

  7.4 Non-Alienation of Benefits. No amount payable to, or held under the Plan for the account of, any Participant, spouse or beneficiary shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; nor shall any amount payable to, or held under the Plan for the account of, any Participant be in any manner liable for such Participant's debts, contracts, liabilities, engagements, or torts, or be subject to any legal process to levy upon or attach.

  7.5 Income Tax Withholding. As a condition to the delivery of any Shares, the Committee may require that the Participant, at the time of such payment of shares, pay to the Company an amount to satisfy any applicable tax withholding obligation or such greater amount of withholding as the Committee shall determine from time to time, or the Committee may take such other action as it may deem necessary to satisfy any such withholding obligations. The Committee, in its sole discretion, may permit or require Participant to satisfy all or a part of the tax withholding obligations incident to the payment of shares by having the Company withhold a portion of the Shares that would otherwise be issuable to the Participant. Such Shares shall be valued based on their Fair Market Value on the date the tax withholding is required to be made. Any such Share withholding with respect to a Participant subject to Section 16(a) of the Exchange Act shall be subject to such limitations as the Committee may impose to comply with the requirements of Section 16 of the Exchange Act.


  7.6 Continuation of Plan. In the event of a Change of Control, this Plan shall remain in full force and effect as an obligation of the Employer or its successors in interest.


  7.7 Governing Law. The provisions of the Plan shall be interpreted, construed, and administered in accordance with the referenced provisions of the Code and with the laws of the State of Vermont.


  7.8 Captions. The captions contained in the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge, or describe the scope or intent of the Plan nor in any way affect the construction of any provision of the Plan.


  7.9 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability will not affect any other provision of the Plan, and the Plan will be construed and enforced as if such provision had not been included.

       IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its duly authorized officer as of the
       day of          , 1999.


                                  CENTRAL VERMONT PUBLIC
                                  SERVICE CORPORATION

                                  By:  /s/ Frederic H. Bertrand


  Attest:



  (Corporate Seal)

  Exhibit A

  PeRS Earned for Total Shareholder Return Performance for Performance Cycle Commencing on January 1, 1999

  Three-Year Total
  Shareholder Return -
  Employer Percentile Rank               Multiple of
  vs. Comparison Group               Target PeRS Earned

  90th percentile or higher                     2.0
  75th percentile                               1.5
  50th percentile                               1.0
  40th percentile                               0.5
  Below 40th percentile                         0.0


  The resulting three-year Total Shareholder Return determined for this Plan shall be rounded up to nearest percentile specified above. The multiple of Target PeRS earned between each of the respective percentiles specified above shall be determined by linear interpolation.

  Exhibit B

  Comparison Group for Performance Cycle
  Commencing January 1, 1999
  Publicly-Traded Utility Peer Group Companies
  SIC Codes: 4911 Electric Services and 4931 Electric Services
  & Other Service Combos

  COMPANY NAME
  Allegheny Energy
  Alliant
  Ameren
  American Electric Power
  Baltimore Gas & Electric
  BEC Energy
  Black Hills
  Carolina Power & Light
  Central & South West
  CIL
  Cinergy
  Citizens Utilities
  Cleco
  CMP Group
  CMS Energy
  Commonwealth Energy System
  Conectiv
  Consolidated Edison
  Dominion Resources
  DPL
  DQE
  DTE Energy
  Duke Energy
  Eastern Utilities Associate
  Edison International
  El Paso Electric
  Empire District Electric
  Energy East
  Entergy
  Firstenergy
  Florida Progress
  FPL Group
  GPU
  Hawaiian Electric Industries
  Illinova
  Ipalco Enterprises
  Kansas City Power & Light
  LG&E Energy
  Madison Gas & Electric
  Maine Public Service
  Midamerican Energy Hldg.
  Minnesota Power & Light
  Montana Power
  Nevada Power
  New England Electric System
  Niagara Mohawk Power
  Nipsco Industries
  Northern Utilities
  Northern States Power/Mn
  Northwestern
  OGE Energy
  Orange & Rockland Utilities
  Otter Tail Power
  Pacific Corporation
  Peco Energy
  PG&E
  Pinnacle West Capital
  Potomac Electric Power
  PP&L Resources
  Public Service of New Mexico
  Public Service Enterprises
  Puget Sound Energy
  Reliant Energy
  Rochester Gas & Electric
  Scana
  Sierra Pacific Resources
  SIG Corp.
  Southern
  St. Joseph Light & Power
  TECO Energy
  Texas Utilities
  TNP Enterprises
  Unicom
  Unisource Energy
  United Illuminating
  Upper Peninsula Energy
  Utilicorp United
  Unitil
  Washington Water Power
  Western Resources
  Wisconsin Energy
  WPS Resources